Exhibit 99.1

LNB Bancorp, Inc. Reports Earnings for the Third Quarter 2012

  Net income of $1.5 million
  Loan balances grew by $48 million over prior year, or 5.7%
  Nonperforming assets continue to decline, down $2.3 million from the previous quarter
  Lorain National Bank opened a mortgage loan production office in Solon, Ohio, extending the bank’s reach into additional high-growth markets.

LORAIN, Ohio--(BUSINESS WIRE)--October 25, 2012--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the quarter ended September 30, 2012. Net income was $1.53 million compared to $1.67 million for the third quarter of 2011, a decline of $147,000 or 8.79%. Net income available to common shareholders was $1.21 million, or $0.15 per common share, compared to $1.35 million, or $0.17 per common share, for the 2011 third quarter. For the first nine months of 2012, net income was $4.46 million, up $954,000 or 27%, from the first nine months of the prior year. Net income available to common shareholders for the first nine months of 2012 was $3.51 million, or $0.44 per common share; this compares to $2.56 million for the 2011 nine-month period, or $0.32 per common share, an increase of $0.12 per share, or 37.5%.

“We are particularly pleased with the continued progress that we are making in credit quality,” noted Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc. “Non-performing assets have declined $2.3 million in the quarter and nearly $5 million year over year. The ratio of non-performing assets to total assets is 2.84% in the quarter, down from 3.35% a year ago.

“Loans have grown by $42.6 million since year-end 2011. This month, the U.S. Small Business Administration recognized Lorain National Bank for ranking 4th in the Cleveland metro area in small business SBA loan production over the last twelve months.

“We have participated in the resurgence in the automobile industry through our indirect lending activities, originating auto loans through dealers in Ohio, Indiana, Georgia, North Carolina, Kentucky and Tennessee. The auto loan portfolio has increased $21 million during the first nine months of 2012.”

Third Quarter Review

Net income for the 2012 third quarter declined by $147,000 from the year-ago quarter but increased $88,000 from the preceding quarter. Improvement in asset quality has more than offset the impact of declining interest rates, resulting in a 27% improvement in net income for the first nine months of 2012 compared to the year-earlier nine months.

Operating revenue, including net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations, was $12.5 million for the third quarter of 2012, a decline of $100,000 compared to the third quarter of 2011. Stronger loan sales this quarter offset declining net interest income; and while loan sales were stronger, the Company still achieved $47 million of growth in average earning assets year over year. Net interest income on a tax-equivalent basis (FTE) in the quarter was $9.6 million, down $600,000, or 6.0%, from the 2011 third quarter. The net interest margin (FTE) for the full nine months of 2012 was 3.53%, a decline of fifteen basis points from the 2011 nine-month period.

Excluding gains of $46,000 and $7,000 from securities sales in the third quarter of 2012 and 2011 respectively, noninterest income from recurring operations was $3.0 million for the third quarter of 2012 compared to $2.5 million for the year-ago third quarter, an increase of 17.8%. Strong mortgage and auto loan originations and sales accounted for the majority of fee income growth, up $183,000, or double the level of gains in the 2011 third quarter.

For the third quarter of 2012, noninterest expense was $8.5 million compared to $8.3 million for the year-ago quarter. On a pretax, tax equivalent basis, pre-provision core earnings* for the third quarter were $3.94 million, down 7.8%, from the third quarter of 2011.

Total assets were $1.2 billion as of September 30, 2012, up 3.1% since September 30, 2011. Portfolio loans increased 5.7% during the same 12-month period, to $885.7 million. Of the $48.2 million in total loan growth over the past twelve months, $42.6 million was booked since year-end 2011. Commercial lending was the primary contributor to recent loan growth, up $28.3 million since the beginning of the year.

Asset quality continues to improve. Nonperforming assets declined by $5 million, or 12.7%, over the past twelve months, to $34.2 million. LNB added $1.9 million to the loan loss reserve during the quarter. At quarter-end, the loan loss reserve was 1.99% of total portfolio loans compared to 2.13% for the year-ago third quarter and 1.99% for the second quarter of 2012.

All regulatory ratios continue to exceed the threshold for “well-capitalized.” Tangible common equity ratio improved by 13 basis points to 5.79% as a result of $3.5 million growth in common equity since September 30, 2011.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 20 retail-banking locations and 28 ATMs in Lorain, Erie, Cuyahoga and Summit counties, as well as a loan production office in Solon, Ohio. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to:

  a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets;
  changes in the interest rate environment which could reduce anticipated or actual margins;
  increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans;
  market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences;
  changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act);
  persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise;
  significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations;
  limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends, and the dilution of the Company’s common shares that may result from, among other things, funding any repurchase or redemption of the Company’s outstanding preferred stock;
  adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions;
  general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet;
  increases in deposit insurance premiums or assessments imposed on the Company by the FDIC;
  a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business;
  risks that are not effectively identified or mitigated by the Company’s risk management framework; and
  difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC.

The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At September 30, 2012	At December 31, 2011
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$20,445	$34,323
Federal funds sold and interest bearing deposits in banks	8,082	6,324
Cash and cash equivalents	28,527	40,647
Securities Available for sale, at fair value	235,334	226,012
Total securities	235,334	226,012
Restricted stock	5,741	5,741
Loans held for sale	3,380	3,448
Loans:
Portfolio loans	885,715	843,088
Allowance for loan losses	(17,587)	(17,063)
Net loans	868,128	826,025
Bank premises and equipment, net	8,954	8,968
Other real estate owned	1,653	1,687
Bank owned life insurance	18,370	17,868
Goodwill, net	21,582	21,582
Intangible assets, net	629	731
Accrued interest receivable	3,758	3,550
Other assets	10,573	12,163
Total Assets	$1,206,629	$1,168,422

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$143,085	$126,713
Savings, money market and interest-bearing demand	382,613	359,977
Certificates of deposit	496,011	504,390
Total deposits	1,021,709	991,080
Short-term borrowings	988	227
Federal Home Loan Bank advances	47,494	42,497
Junior subordinated debentures	16,238	16,238
Accrued interest payable	928	1,118
Accrued taxes, expenses and other liabilities	3,195	3,988
Total Liabilities	1,090,552	1,055,148
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at September 30, 2012 and December 31, 2011.	-	-

Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 25,223 shares authorized and issued at September 30, 2012 and December 31, 2011.	25,223	25,223
Discount on Series B preferred stock	(90)	(101)
Warrant to purchase common stock	-	146

Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 8,272,548 at September 30, 2012 and 8,210,443 at December 31, 2011.	8,273	8,210
Additional paid-in capital	39,060	39,607
Retained earnings	47,353	44,080
Accumulated other comprehensive income	2,350	2,201

Treasury shares at cost, 328,194 shares at September 30, 2012 and at December 31, 2011	(6,092)	(6,092)
Total Shareholders' Equity	116,077	113,274
Total Liabilities and Shareholders' Equity	$1,206,629	$1,168,422

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands except share and per share amounts)		(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$9,779	$10,692	$30,022	$31,731
Securities:
U.S. Government agencies and corporations	1,145	1,505	3,686	4,594
State and political subdivisions	289	257	867	770
Other debt and equity securities	69	67	210	210
Federal funds sold and short-term investments	8	15	27	38
Total interest income	11,290	12,536	34,812	37,343

Interest Expense
Deposits	1,450	2,044	4,608	6,531
Federal Home Loan Bank advances	214	263	641	790
Short-term borrowings	-	-	-	2
Junior subordinated debenture	179	170	528	511
Total interest expense	1,843	2,477	5,777	7,834
Net Interest Income	9,447	10,059	29,035	29,509
Provision for Loan Losses	1,875	2,100	5,442	7,545
Net interest income after provision for loan losses	7,572	7,959	23,593	21,964

Noninterest Income
Investment and trust services	375	378	1,190	1,251
Deposit service charges	994	1,099	2,858	3,015
Other service charges and fees	842	769	2,394	2,494
Income from bank owned life insurance	167	175	501	524
Other income	214	66	614	186
Total fees and other income	2,592	2,487	7,557	7,470
Securities gains, net	46	7	46	507
Gains on sale of loans	364	181	916	598
Gain (Loss) on sale of other assets, net	31	(133)	(68)	(158)
Total noninterest income	3,033	2,542	8,451	8,417

Noninterest Expense
Salaries and employee benefits	4,131	3,986	12,136	12,149
Furniture and equipment	1,273	821	2,982	2,299
Net occupancy	531	569	1,664	1,769
Professional fees	414	450	1,473	1,381
Marketing and public relations	312	215	954	761
Supplies, postage and freight	317	265	825	826
Telecommunications	191	163	536	547
Ohio Franchise tax	304	303	927	899
FDIC assessments	346	396	1,132	1,369
Other real estate owned	107	144	414	941
Electronic banking expenses	121	236	682	668
Loan and collection expense	352	334	1,009	1,086
Other expense	144	447	1,400	1,345
Total noninterest expense	8,542	8,329	26,133	26,040
Income before income tax expense	2,063	2,172	5,911	4,341
Income tax expense	538	500	1,443	827
Net Income	$1,525	$1,672	$4,468	$3,514
Dividends and accretion on preferred stock	319	319	956	956
Net Income Available to Common Shareholders	$1,206	$1,353	$3,512	$2,558

Net Income Per Common Share
Basic	$0.15	$0.17	$0.44	$0.32
Diluted	0.15	0.17	0.44	0.32
Dividends declared	0.01	0.01	0.03	0.03
Average Common Shares Outstanding
Basic	7,944,354	7,882,439	7,937,781	7,879,575
Diluted	7,949,118	7,882,439	7,941,990	7,879,575

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
END OF PERIOD BALANCES	2012	2012	2012	2011	2011	2012	2011
Cash and Cash Equivalents	$28,527	$56,619	$44,112	$40,647	$40,648	$28,527	$40,648
Securities	235,334	228,788	231,851	226,012	232,358	235,334	232,358
Restricted stock	5,741	5,741	5,741	5,741	5,741	5,741	5,741
Loans held for sale	3,380	1,207	4,462	3,448	4,069	3,380	4,069
Portfolio loans	885,715	867,459	862,220	843,088	837,492	885,715	837,492
Allowance for loan losses	17,587	17,300	17,115	17,063	17,845	17,587	17,845
Net loans	868,128	850,159	845,105	826,025	819,647	868,128	819,647
Other assets	65,519	65,431	67,823	66,549	67,820	65,519	67,820
Total assets	$1,206,629	$1,207,945	$1,199,094	$1,168,422	$1,170,283	$1,206,629	$1,170,283
Total deposits	1,021,709	1,023,553	1,016,166	991,080	989,279	1,021,709	989,279
Other borrowings	64,720	64,560	64,628	58,962	64,107	64,720	64,107
Other liabilities	4,123	4,296	4,240	5,106	4,199	4,123	4,199
Total liabilities	1,090,552	1,092,409	1,085,034	1,055,148	1,057,585	1,090,552	1,057,585
Total shareholders' equity	116,077	115,537	114,061	113,274	112,698	116,077	112,698
Total liabilities and shareholders' equity	$1,206,629	$1,207,945	$1,199,094	$1,168,422	$1,170,283	$1,206,629	$1,170,283

AVERAGE BALANCES
Assets:
Total assets	$1,202,425	$1,206,297	$1,176,454	$1,168,340	$1,167,114	$1,195,086	$1,167,432
Earning assets*	1,128,665	1,122,918	1,093,618	1,082,438	1,081,696	1,115,117	1,086,414
Securities	233,153	226,476	222,832	224,778	232,252	227,508	237,394
Portfolio loans	876,817	866,909	856,364	833,811	835,090	865,462	820,644
Liabilities and shareholders' equity:
Total deposits	$1,016,029	$1,022,428	$993,839	$991,105	$990,189	$1,010,784	$991,664
Interest bearing deposits	872,309	885,922	869,107	866,037	865,043	875,767	870,984
Interest bearing liabilities	939,268	950,647	933,033	925,530	925,041	940,977	930,786
Total shareholders' equity	115,666	115,281	114,156	112,925	112,678	115,036	111,433

INCOME STATEMENT
Total Interest Income	$11,290	$11,845	$11,677	$12,006	$12,536	$34,812	$37,343
Total Interest Expense	1,843	1,912	2,022	2,274	2,477	5,777	7,834
Net interest income	9,447	9,933	9,655	9,732	10,059	29,035	29,509
Provision for loan losses	1,875	1,667	1,900	2,808	2,100	5,442	7,545
Other income	2,592	2,384	2,581	2,517	2,487	7,557	7,470
Net gain on sale of assets	441	159	294	481	55	894	947
Noninterest expense	8,542	9,047	8,544	8,104	8,329	26,133	26,040
Income before income taxes	2,063	1,762	2,086	1,818	2,172	5,911	4,341
Income tax expense	538	324	581	329	500	1,443	827
Net income	1,525	1,438	1,505	1,489	1,672	4,468	3,514
Preferred stock dividend and accretion	319	318	319	320	319	956	956
Net income available to common shareholders	$1,206	$1,120	$1,186	$1,169	$1,353	$3,512	$2,558
Common cash dividend declared and paid	$79	$79	$79	$79	$79	$238	$237

Net interest income-FTE (1)	$9,592	$10,093	$9,806	$9,877	$10,203	$29,494	$29,909
Pre-provision core earnings	3,938	3,429	3,986	4,626	4,272	11,353	11,886

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
PER SHARE DATA
Basic net income per common share	$0.15	$0.14	$0.15	$0.15	$0.17	$0.44	$0.32
Diluted net income per common share	0.15	0.14	0.15	0.15	0.17	0.44	0.32
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01	0.03	0.03
Book value per common shares outstanding	11.45	11.38	11.19	11.18	11.11	11.45	11.11
Tangible book value per common shares outstanding**	8.65	8.58	8.39	8.35	8.28	8.65	8.28
Period-end common share market value	6.09	6.58	6.94	4.70	3.75	6.09	3.75
Market as a % of book	53.20%	57.82%	61.99%	42.04%	33.75%	53.20%	33.75%
Basic average common shares outstanding	7,944,354	7,944,354	7,924,562	7,882,249	7,882,439	7,937,781	7,879,575
Diluted average common shares outstanding	7,949,118	7,950,539	7,925,368	7,882,249	7,882,439	7,941,990	7,879,575
Common shares outstanding	7,944,354	7,944,354	7,944,354	7,882,249	7,882,249	7,944,354	7,882,249

KEY RATIOS
Return on average assets (2)	0.50%	0.48%	0.51%	0.51%	0.57%	0.50%	0.40%
Return on average common equity (2)	5.25%	5.02%	5.30%	5.23%	5.89%	5.19%	4.22%
Efficiency ratio	67.66%	71.60%	67.38%	62.94%	65.35%	68.87%	67.94%
Noninterest expense to average assets (2)	2.83%	3.02%	2.92%	2.75%	2.83%	2.92%	2.98%
Average equity to average assets	9.62%	9.56%	9.70%	9.67%	9.65%	9.63%	9.55%
Net interest margin (FTE) (1)	3.38%	3.61%	3.61%	3.62%	3.74%	3.53%	3.68%
Common stock dividend payout ratio	6.59%	7.10%	6.68%	6.74%	5.83%	6.78%	9.24%
Common stock market capitalization	$48,381	$52,274	$55,134	$37,047	$29,558	$48,381	$29,558

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,300	$17,115	$17,063	$17,845	$17,351	$17,063	$16,136
Provision for loan losses	1,875	1,667	1,900	2,808	2,100	5,442	7,545
Charge-offs	1,681	1,621	2,076	3,747	1,751	5,378	6,362
Recoveries	93	139	228	157	145	460	526
Net charge-offs	1,588	1,482	1,848	3,590	1,606	4,918	5,836
Allowance for loan losses, end of period	$17,587	$17,300	$17,115	$17,063	$17,845	$17,587	$17,845

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	5.79%	5.73%	5.65%	5.73%	5.66%	5.79%	5.66%
Average equity to assets	9.62%	9.56%	9.70%	9.67%	9.65%	9.63%	9.55%
Average equity to loans	13.19%	13.30%	13.33%	13.54%	13.49%	13.29%	13.58%
Average loans to deposits	86.30%	84.79%	86.17%	84.13%	84.34%	85.62%	82.75%
Tier 1 leverage ratio (3)	9.17%	8.78%	8.87%	8.80%	8.87%	9.17%	8.49%
Tier 1 risk-based capital ratio (3)	11.71%	11.46%	11.37%	11.39%	11.37%	11.71%	11.14%
Total risk-based capital ratio (3)	12.97%	13.97%	13.94%	14.01%	13.94%	12.97%	13.84%

Nonperforming Assets
Nonperforming loans	$32,584	$34,993	$36,870	$34,471	$37,115	$32,584	$37,115
Other real estate owned	1,653	1,506	1,845	1,687	2,116	1,653	2,116
Total nonperforming assets	$34,237	$36,499	$38,715	$36,158	$39,231	$34,237	$39,231

Ratios
Total nonperforming loans to total loans	3.68%	4.03%	4.28%	4.09%	4.43%	3.68%	4.43%
Total nonperforming assets to total assets	2.84%	3.02%	3.23%	3.09%	3.35%	2.84%	3.35%
Net charge-offs to average loans (2)	0.72%	0.69%	0.87%	1.71%	0.76%	0.76%	0.95%
Provision for loan losses to average loans (2)	0.85%	0.77%	0.89%	1.34%	1.00%	0.84%	1.23%
Allowance for loan losses to portfolio loans	1.99%	1.99%	1.98%	2.02%	2.13%	1.99%	2.13%
Allowance to nonperforming loans	53.97%	49.44%	46.42%	49.50%	48.08%	53.97%	48.08%
Allowance to nonperforming assets	51.37%	47.40%	44.21%	47.19%	45.49%	51.37%	45.49%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
(3) 9-30-12 ratio is estimated.
* Earning Assets includes Loans Held for Sale
* * Non-GAAP measures.

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011

Pre-provision Core Earnings*	$ 3,938	$ 4,272	$ 11,353	$ 11,886
Provision for Loan Losses	1,875	2,100	5,442	7,545
Income before income tax expense	$ 2,063	$ 2,172	$ 5,911	$ 4,341

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, Senior Vice President, 440-244-7126